                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 1998

                          SECOND BANCORP, INCORPORATED
                          ----------------------------
             (Exact name of registrant as specified in its charter)

OHIO                                        0-15624                             34-1547453
------------------------------------------------------------------------------------------
(State of incorporation)            (Commission                        (IRS Employer
                                    File Number)                     Identification No.)

108 MAIN AVENUE S.W., WARREN, OHIO                                              44482-1311
------------------------------------------------------------------------------------------
(Address of principal executive offices)                                        (Zip Code)

Registrant's telephone number, including area code:  330-841-0123


ITEM 5. OTHER EVENTS

Included in this filing is the audited financial statements for Trumbull Financial Corporation (formerly The Trumbull Savings and Loan Company), the consent of the independent auditors, Crowe, Chizek and Company, LLP, and applicable other financial information in Management's Discussion and Analysis of Financial Condition and Results of Operation.

Second Bancorp, Incorporated had previously filed a form 8-K on May 7, 1998 announcing an agreement had been reached for the merger of Trumbull Financial Corporation into Second Bancorp, Incorporated.

Index


Report of Independent Auditors....................................................................1

Audited  Financial Statements of The Trumbull Savings and Loan Company as of
         September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997
                  Statements of Financial Condition...............................................2
                  Statements of Income............................................................3
                  Statements of Stockholders' Equity..............................................4
                  Statements of Cash Flows........................................................5
                  Notes to Financial Statements...................................................6

Consent of Independent Public Accountants........................................................27

Selected Financial Data..........................................................................28

Management's Discussion and Analysis of Financial Condition and
         Results of Operations...................................................................30

                      THE TRUMBULL SAVINGS AND LOAN COMPANY

                            THE TRUMBULL SAVINGS AND
                                  LOAN COMPANY

                              FINANCIAL STATEMENTS
                        September 30, 1997, 1996 and 1995

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
The Trumbull Savings and Loan Company
Warren, Ohio

We have audited the accompanying statements of financial condition of The Trumbull Savings and Loan Company as of September 30, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the three years ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Trumbull Savings and Loan Company as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the three years ended September 30, 1997 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for impaired loans to comply with new accounting guidance in the fiscal year ended September 30, 1996.


                          Crowe, Chizek and Company LLP

Cleveland, Ohio
October 31, 1997

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                        STATEMENTS OF FINANCIAL CONDITION
                           September 30, 1997 and 1996

--------------------------------------------------------------------------------

                                                                                    1997                 1996
                                                                                    ----                 ----
ASSETS
Cash and cash equivalents                                                    $       6,038,577    $       4,020,625
Investment securities held to maturity                                               7,988,000            9,986,500
Mortgage-backed securities available for sale                                       25,194,744           53,564,125
Mortgage-backed securities held to maturity                                        162,530,386          187,755,314
Loans held for sale, net                                                               918,493              295,800
Loans receivable, net                                                              261,862,352          219,808,975
Federal Home Loan Bank stock, at cost                                                4,687,800            4,368,500
Accrued interest receivable                                                          2,634,105            2,723,505
Premises and equipment                                                               4,899,399            5,121,023
Loan servicing rights                                                                3,598,455            3,844,136
Prepaid expenses and other assets                                                    2,006,607            2,208,980
                                                                             -----------------    -----------------

                                                                             $     482,358,918    $     493,697,483
                                                                             =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits
        Demand and NOW accounts                                              $      35,167,341    $      32,563,617
        Money market accounts                                                       24,210,124           26,300,526
        Savings accounts                                                            78,258,019           81,602,201
        Certificates of deposit                                                    235,187,246          233,460,295
                                                                             -----------------    -----------------
             Total deposits                                                        372,822,730          373,926,639
                                                                             -----------------    -----------------

     Borrowed funds                                                                 68,273,553           80,366,966
     Advances from borrowers for taxes and insurance                                 1,302,457            1,113,768
     Accrued expenses and other liabilities                                          3,321,278            4,461,151
                                                                             -----------------    -----------------
                                                                                   445,720,018          459,868,524
                                                                             -----------------    -----------------

Stockholders' equity
     Common stock, no par value, 5,000,000 shares
        authorized, 869,364 shares issued and outstanding
     Paid in capital in excess of par                                                  869,364              869,364
     Retained earnings                                                              35,977,823           33,638,877
     Unrealized loss on securities available for sale, net of tax                     (208,287)            (679,282)
                                                                             -----------------    -----------------
                                                                                    36,638,900           33,828,959
                                                                             -----------------    -----------------

                                                                             $     482,358,918    $     493,697,483
                                                                             =================    =================

--------------------------------------------------------------------------------
                                  (Continued)
                                                                              2.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                              STATEMENTS OF INCOME
                  Years ended September 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                                                                 1997                 1996               1995
                                                                 ----                 ----               ----
INTEREST INCOME
     Interest and fees on loans                             $    18,690,196     $    16,419,152    $     14,097,735
     Interest on mortgage-backed securities                      13,069,663          15,103,065          17,200,880
     Interest on investment securities                              720,950             530,814             750,584
     Interest on other interest-earning
       investments                                                  100,369              66,076              67,519
                                                            ---------------     ---------------    ----------------
         Total interest income                                   32,581,178          32,119,107          32,116,718
                                                            ---------------     ---------------    ----------------
Interest expense
     Interest on deposits                                        16,000,966          16,418,966          15,844,513
     Interest on borrowed funds                                   4,603,940           4,617,309           5,473,736
                                                            ---------------     ---------------    ----------------
         Total interest expense                                  20,604,906          21,036,275          21,318,249
                                                            ---------------     ---------------    ----------------
Net interest income                                              11,976,272          11,082,832          10,798,469
Provision for loan losses                                           140,742              60,010              59,661
                                                            ---------------     ---------------    ----------------
Net interest income after provision
  for loan losses                                                11,835,530          11,022,822          10,738,808
                                                            ---------------     ---------------    ----------------
Noninterest income
     Service charges on deposit accounts                          1,067,633             753,638             508,022
     Net gain/(loss) on sale of securities available
       for sale                                                     (79,810)                                202,391
     Net gain/(loss) on sale of loans                               106,056            (101,724)              3,417
     Loan servicing fees                                            279,059             256,088             300,186
     Other operating income                                         962,436             916,985             692,282
                                                            ---------------     ---------------    ----------------
         Total noninterest income                                 2,335,374           1,824,987           1,706,298
                                                            ---------------     ---------------    ----------------
Noninterest expense
     Salaries and employee benefits                               4,323,853           4,013,014           3,956,887
     Office, occupancy and equipment expense                      1,679,093           1,548,762           1,479,412
     Deposit insurance expense                                      347,178           3,341,284             868,221
     Ohio franchise taxes                                           423,620             418,642             426,217
     Data processing expense                                        426,546             417,512             416,960
     Marketing expense                                              341,104             271,114             404,377
     Deposit account expense                                        441,842             371,214             296,892
     Amortization of intangibles                                    184,193             225,902             567,131
     Professional fees                                              126,779             171,330             190,873
     Other operating expenses                                       767,900             797,925             711,104
                                                            ---------------     ---------------    ----------------
         Total noninterest expense                                9,062,108          11,576,699           9,318,074
                                                            ---------------     ---------------    ----------------

Income before income taxes                                        5,108,796           1,271,110           3,127,032
Provision for income taxes                                        1,744,000             437,000           1,123,000
                                                            ---------------     ---------------    ----------------
Net income                                                  $     3,364,796     $       834,110    $      2,004,032
                                                            ===============     ===============    ================
Earnings per share                                          $          3.87     $          0.96    $          2.31
                                                            ===============     ===============    ===============

--------------------------------------------------------------------------------
                                  (Continued)
                                                                              3.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 Years ended September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

                                                                                    Unrealized
                                                                                      Loss on
                                               Paid in Capital                      Securities             Total
                                 Common         in Excess of        Retained         Available         Stockholders'
                                   STOCK             PAR             EARNINGS        FOR SALE             EQUITY
                                   -----             ---             --------        --------             ------
Balance,
   October 1, 1994            $    869,364                      $  32,052,618      $  (820,293)     $   32,101,689
Change in par value
   from $1 per share to
   no par value (Note 1)          (869,364)    $    869,364
Net income for the
   year ended
   September 30, 1995                                                2,004,032                           2,004,032
Dividends paid,
   $.70 per share                                                     (608,554)                           (608,554)
Unrealized gain
   on securities available
   for sale, net of tax                                                                 234,837            234,837
                              ------------     ------------    ---------------     ------------    ----------------
Balance,
  September 30, 1995                              869,364         33,448,096           (585,456)        33,732,004
Net income for the
  year ended
  September 30, 1996                                                 834,110                               834,110
Dividends paid,
  $.74 per share                                                   (643,329)                              (643,329)
Unrealized loss
  on securities available
  for sale, net of tax                                                                  (93,826)           (93,826)
                                               ------------    ---------------     ------------    ----------------
Balance,
  September 30, 1996                              869,364        33,638,877          (679,282)          33,828,959
Net income for the
  year ended
  September 30, 1997                                               3,364,796                             3,364,796
Dividends paid,
  $1.18 per share                                                 (1,025,850)                           (1,025,850)
Unrealized gain
  on securities available
  for sale, net of tax                                                                  470,995            470,995
                                               ------------    ---------------     ------------    ---------------
Balance,
  September 30, 1997                           $    869,364    $    35,977,823     $   (208,287)   $    36,638,900
                                               ============    ===============     ============    ===============

--------------------------------------------------------------------------------

                                  (Continued)
                                                                              4.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                            STATEMENTS OF CASH FLOWS
                  Years ended September 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------

                                                                  1997                  1996               1995
                                                                  ----                  ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                             $     3,364,796     $       834,110    $      2,004,032
     Adjustments to reconcile net income to net
       cash provided by operating activities
         Depreciation                                               544,340             530,347             504,712
         Amortization of intangibles                                184,193             225,902             567,131
         Amortization of mortgage servicing rights                  656,945             612,543             360,676
         Accretion of deposit market value adjust.                 (100,200)           (128,225)           (180,107)
         Net amortization of investment securities                  793,520           1,001,861             810,555
         Net amortization of premium/accretion of
           discount on loans purchased                                1,612             (27,412)            (45,079)
         Provision for loan losses                                  140,742              60,010              59,661
         Provision for loss on servicing rights                      18,000
         Deferred taxes                                             934,257            (775,182)            156,639
         Deferred loan fees                                        (469,314)           (250,803)           (446,518)
         (Gain)/loss on sale of securities                           79,810                                (202,391)
           available for sale
         Proceeds from sale of loans held for sale               11,137,787          13,049,145          12,318,929
         Loans originated for sale                              (11,654,424)        (12,645,229)        (12,199,102)
         (Gain)/loss on sale of loans                              (106,056)            101,724              (3,417)
         Gain on sale of servicing rights                           (66,394)
         Gain on sale of real estate owned and
           premises and equipment                                                      (168,593)             (4,826)
         FHLB stock dividend                                       (319,300)           (292,100)           (308,900)
         Changes in other assets and other
           liabilities                                           (2,318,037)          2,877,230          (1,747,772)
                                                            ---------------     ---------------    ----------------
         Net cash provided by operating activities                2,822,277           5,005,328           1,644,223
                                                            ---------------     ---------------    ----------------
CASH FLOWS FROM INVESTING ACTIVITIES Purchase of securities:
         Held to maturity                                        (3,000,000)         (9,985,250)        (11,058,569)
         Available for sale                                                         (10,328,058)
     Proceeds from sales of securities
      available for sale                                         19,694,057                              15,044,654
     Proceeds from calls, maturities and
       principal repayments of securities:
         Held to maturity                                        30,564,980          24,904,970          31,105,885
         Available for sale                                       8,176,867          17,023,352          21,032,128
     Purchase of loans                                           (5,361,061)         (9,939,262)        (17,809,752)
     Net change in loans originated                             (36,259,300)        (11,115,323)        (21,910,644)
     Proceeds from sales of real estate owned
       and premises and equipment                                    11,718             254,238              53,826

--------------------------------------------------------------------------------

                                  (Continued)
                                                                            5.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                    Years ended September 30, 1997, 1996 and 1995

--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES  (Continued)
                                                                  1997                  1996               1995
                                                                  ----                  ----               ----
     Purchase of Federal Home Loan Bank stock                                           (13,300)           (997,100)
     Redemption of Federal Home Loan Bank stock                                                             997,100
     Purchases of premises and equipment                           (334,434)           (241,580)           (938,068)
     Sales of mortgage servicing rights                             285,608
     Purchases and originations of mortgage
       servicing rights                                            (648,478)         (1,217,191)         (2,370,068)
                                                            ---------------     ---------------    ----------------
         Net cash used in investing activities                   13,129,957            (657,404)         (1,895,262)
                                                            ---------------     ---------------    ----------------


CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposit accounts                              (1,003,709)         (5,844,582)          5,229,893
     Proceeds from borrowed funds                                34,300,000         340,447,000         467,096,000
     Repayments of borrowed funds                               (46,393,412)       (338,765,098)       (473,692,357)
     Net increase in escrow accounts                                188,689             156,847               9,481
     Payment of dividends on common stock                        (1,025,850)           (643,329)           (608,554)
                                                            ---------------     ---------------    ----------------
         Net cash used in financing activities                  (13,934,282)         (4,649,162)         (1,965,537)
                                                            ---------------     ---------------    ----------------

Net change in cash and cash equivalents                           2,017,952            (301,238)         (2,216,576)

Cash and cash equivalents at beginning of year                    4,020,625           4,321,863           6,538,439
                                                            ---------------     ---------------    ----------------

Cash and cash equivalents at end of year                    $     6,038,577     $     4,020,625    $      4,321,863
                                                            ===============     ===============    ================

Supplemental disclosures of cash flow information
     Cash paid during the year
         Interest on deposits and borrowings                $    20,260,423     $    21,327,472    $     21,378,053
         Income taxes                                             1,440,000           1,194,000             986,000


--------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements.
                                                                              6.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting policies of The Trumbull Savings and Loan Company conform to generally accepted accounting principles and prevailing practices within the savings and loan industry. A summary of the more significant accounting policies follow:

NATURE OF OPERATIONS: The Company is engaged primarily in the business of accepting consumer savings deposits and making residential real estate loans, with operations conducted through its main office located in Warren, Ohio and six branches located in Trumbull and Jefferson counties. The Company has established loan production offices to service Summit, Cuyahoga, Geauga and other surrounding counties. The majority of the Company's income is derived from investment and lending activities.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas involving use of management's estimates and assumptions include allowance for loan losses, realization of deferred tax assets, determination and carrying value of impaired loans, value of certain investment securities and loans held for sale, accrued liability for deferred compensation, recognition and measurement of loan servicing rights, loss contingencies, depreciation of premises and equipment and carrying value and amortization of intangibles. Estimates that are more susceptible to change in the near term include the allowance for loan losses, the fair value of certain securities and loans and the recognition and measurement of loan servicing rights.

CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing demand deposits in financial institutions, federal funds sold and overnight deposits. The Company reports net cash flows for customer loan transactions, deposit transactions and interest-bearing time deposits with banks and FHLB overnight advances.

SECURITIES: The Company classifies debt and marketable equity securities as held to maturity, trading or available for sale. Securities classified as held to maturity are those management has the positive intent and ability to hold to maturity. Securities held to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized into income on the interest method. Securities classified as trading are recorded at fair value with unrealized gains and losses charged to income. Management has not classified any securities as trading as of September 30, 1997. Securities classified as available for sale are those management intends to sell or could be sold for liquidity, investment management, or similar reasons, even if there is not a present intention for such a sale.

--------------------------------------------------------------------------------

                                  (Continued)
                                                                              7.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities available for sale are carried at fair value with unrealized gains and losses included as a separate component of stockholders' equity, net of tax. Gains or losses on dispositions are based on net proceeds and the adjusted carrying amount of securities sold, using the specific identification method.

To provide additional flexibility to meet liquidity and asset-liability management needs, the Company reclassified certain investment securities from held-to-maturity to available-for-sale. The securities, with an amortized cost of $50,588,734, were transferred on December 31, 1995, as allowed by the Statement of Financial Accounting Standards (SFAS) No. 115 implementation guide issued by the Financial Accounting Standards Board in November 1995.

LOANS HELD FOR SALE: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

ALLOWANCE FOR LOSSES ON LOANS: In May 1993, the Financial Accounting Standards Board issued SFAS 114, Accounting by Creditors for Impairment of a Loan, which was amended by SFAS 118, Accounting by a Creditor for Impairment of a Loan - Income Recognition and Disclosures, issued in October 1994. The Company adopted the provisions of SFAS 114 and 118 effective October 1, 1995.

Under SFAS 114 and 118, a loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest according to the contractual terms of the loan agreement. Since the Company's loans are primarily collateral-dependent, measurement of impairment is based on the fair value of the collateral. Large groups of homogeneous loans such as credit card consumer loans and residential mortgages are collectively evaluated for impairment. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries) based on the Company's evaluation of impairment of its loans.

The adequacy of the allowance for loan losses is periodically evaluated by the Company based upon the overall portfolio composition and general market conditions. While management uses what it believes to be the best information available to make these evaluations, future adjustments to the allowance may be necessary if economic conditions change substantially from assumptions used in making evaluations. Future adjustments to the allowance may also be required by regulatory examiners based on their judgments about information available to them at the time of their examination.

--------------------------------------------------------------------------------

                                  (Continued)
                                                                              8.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Uncollectible interest on loans that are contractually over 90 days past due is charged-off, or an allowance is established. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash is received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Premises are depreciated using the straight-line method over a 10 to 20 year period. Equipment is depreciated using the straight-line method, with lives ranging primarily from 5 to 15 years. Maintenance and repairs are expensed and major improvements are capitalized.

REAL ESTATE OWNED: Real estate owned, other than that used in the normal course of business, is initially recorded at fair market value less estimated costs to sell. Any reduction to fair market value at the time of acquisition is accounted for as a loan loss. Additional provisions for losses are made when the realizable value of the property is determined to be less than the recorded value. Also, gains or losses are recorded when the property is sold and are reflected in the Statement of Income.

LOAN SERVICING RIGHTS: The cost of loan servicing rights acquired is amortized in proportion to, and over the period of, estimated net servicing revenues. The cost of loan servicing rights purchased and the amortization thereon is periodically evaluated in relation to estimated future net servicing revenues. The Company evaluates the carrying value of the servicing portfolio by estimating the future net servicing income of the portfolio based on management's best estimate of remaining loan lives.

Effective October 1, 1996, the company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights." SFAS No. 122 requires lenders who sell or securitize originated loans and retain the servicing rights to recognize as separate assets the rights to service mortgage loans for others. SFAS No. 122 also requires that capitalized mortgage servicing rights be assessed for impairment based on the fair value of those rights. For purposes of measuring impairment, management stratifies loans by loan type.

INTEREST ON LOANS: Interest on loans is accrued primarily over their term based on the scheduled loan amortization, except where a mortgage loan is delinquent more than 90 days. Fees and costs associated with originating loans are deferred and amortized over the life of the loans as a yield adjustment. The net amount of fees and costs deferred for mortgage and consumer loans is reported as part of loans.

--------------------------------------------------------------------------------

                                   (Continued)
                                                                              9.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES: The Company follows the liability method in accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences."

PENSION PLAN: The Company has a noncontributory defined benefit retirement plan covering substantially all of its employees. The Company's policy is to fund normal annual costs currently. The plan is a multi-employer plan and separate actuarial valuations are not made with respect to each employer, nor are the plan assets so segregated. The Company contributed approximately $71,000 in 1997, $79,000 in 1996 and $10,000 in 1995.

The Company has a 401(k) defined contribution plan covering substantially all employees. Participants are allowed to make voluntary contributions up to 15% of individual compensation and the Company matches 50% of those contributions up to 6%. The expense related to this plan was $76,000, $70,000 and $63,900 for the years ended September 30, 1997, 1996 and 1995, respectively.

CONCENTRATION OF CREDIT RISK: The Company grants residential, commercial real estate, and consumer loans to customers located primarily in Trumbull County. First mortgage loans comprise approximately 79% of the loan portfolio and the remaining 21% consists of consumer loans.

The Company, in the normal course of business, makes commitments to originate loans which are not reflected in the financial statements. A summary of these commitments is disclosed in Note 14.

RECLASSIFICATION: Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform to the 1997 presentation.


--------------------------------------------------------------------------------
                                   (Continued)
                                                                             10.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------
NOTE 2 - SECURITIES

The amortized cost and estimated fair value of securities are as follows:

                                                                    Gross            Gross              Estimated
                                               Amortized         Unrealized       Unrealized              Fair
                                                 Cost               Gains           Losses                Value
                                                 ----               -----           ------                -----
AVAILABLE-FOR-SALE SECURITIES:
     September 30, 1997:
        Mortgage-backed
          securities                      $      25,074,089    $   237,634    $        116,979    $      25,194,744
                                          =================    ===========    ================    =================

     September 30, 1996:
        Mortgage-backed
          securities                      $      53,969,164    $   292,851    $        697,890    $      53,564,125
                                          =================    ===========    ================    =================

HELD-TO-MATURITY SECURITIES:
     September 30, 1997:
        U.S. Treasury and
          government agency
          securities                      $       7,988,000    $     7,615    $         35,940    $       7,959,675
        Mortgage-backed
          securities                            162,530,386        394,760           1,676,400          161,248,746
                                          -----------------    -----------    ----------------    -----------------

                                          $     170,518,386    $   402,375    $      1,712,340    $     169,208,421
                                          =================    ===========    ================    =================

     September 30, 1996:
        U.S. Treasury and
          government agency
          securities                      $       9,986,500    $    10,000    $        184,022    $       9,812,478
        Mortgage-backed
          securities                            187,755,314        331,030           4,457,109          183,629,235
                                          -----------------    -----------    ----------------    -----------------

                                          $     197,741,814    $   341,030    $      4,641,131    $     193,441,713
                                          =================    ===========    ================    =================

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             11.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

The scheduled maturities of securities held-to-maturity and securities available-for-sale at September 30, 1997 were as follows:

                                             HELD-TO-MATURITY SECURITIES           AVAILABLE-FOR-SALE SECURITIES
                                                               Estimated                               Estimated
                                           Amortized             Fair             Amortized              Fair
                                             Cost                Value              Cost                 Value
                                             ----                -----              ----                 ------

Due from one to five years            $     62,068,477     $     61,237,445     $    10,509,530    $     10,424,974
Due from five to ten years                  19,611,833           19,499,480
Due after ten years                         88,838,076           88,471,496          14,564,559          14,769,770
                                      ----------------     ----------------     ---------------    ----------------

                                      $    170,518,386     $    169,208,421     $    25,074,089    $     25,194,744
                                      ================     ================     ===============    ================


For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of the underlying mortgage pools. The mortgage-backed securities may mature earlier than the weighted-average contractual maturities because of principal prepayments.

Proceeds from sale of investments in debt securities available for sale during 1997 and 1995 were $19,694,057 and $15,044,654, respectively. Gross gains of $16,892 and $203,967 and gross losses of $96,702 and $1,576 were realized on sales in 1997 and 1995, respectively. There were no sales of securities available for sale during 1996.

At September 30, 1997, $4,895,333 of securities were pledged to secure public deposits.


--------------------------------------------------------------------------------
                                   (Continued)
                                                                             12.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------


NOTE 3 - LOANS RECEIVABLE

The composition of the loan portfolio at September 30, 1997 and 1996 consisted of the following:

                                                                           1997                 1996
                                                                           ----                 ----

Residential real estate                                              $    196,133,432    $     157,485,914
Commercial real estate                                                      8,892,022            9,696,177
Real estate construction                                                    2,919,543            1,684,254
Consumer                                                                   55,054,295           52,786,692
                                                                     ----------------    -----------------
                                                                          262,999,292          221,653,037
                                                                     ----------------    -----------------

Undistributed portion of loans in process                                    (821,132)          (1,312,348)
Net deferred loan origination costs                                         1,143,600              974,286
Allowance for loan losses                                                  (1,459,408)          (1,506,000)
                                                                     ----------------    -----------------

                                                                     $    261,862,352    $     219,808,975
                                                                     ================    =================

Activity in the allowance for loan losses is summarized as follows for the years ended September 30:

                                                                   1997               1996             1995
                                                                   ----               ----             ----

Balance at beginning of year                                $     1,506,000     $     1,587,000    $      1,567,000
Provision charged to income                                         140,742              60,010              59,661
Charge-offs, net                                                   (187,334)           (141,010)            (39,661)
                                                            ---------------     ---------------    ----------------

Balance at end of year                                      $     1,459,408     $     1,506,000    $      1,587,000
                                                            ===============     ===============    ================

Nonaccrual loans for which recognition of interest income has been discontinued totaled approximately $1,100,000, $221,000 and $733,000 at September 30, 1997,
1996 and 1995, respectively. In addition, the Company had no impaired loans included in total real estate or total consumer loans at or during the years ended September 30, 1997, 1996 and 1995.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             13.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 4 - PREMISES AND EQUIPMENT

Premises and equipment consists of the following at September 30:

                                                                               1997             1996
                                                                               ----             ----

Land                                                                     $    1,131,537     $   1,131,537
Office buildings and improvements                                             5,362,090         5,332,445
Land improvements                                                               234,619           234,619
Furniture, fixtures, and equipment                                            3,075,896         2,794,172
                                                                         --------------     -------------
                Total                                                         9,804,142         9,492,773
Accumulated depreciation                                                      4,904,743         4,371,750
                                                                         --------------     -------------

                                                                         $    4,899,399     $   5,121,023
                                                                         ==============     =============

Obligations under noncancelable operating leases on certain office facilities expire in the year 2003. At September 30, 1997, the total future minimum rental commitments under the leases are summarized as follows:

                                          1998                     $      82,111
                                          1999                            83,236
                                          2000                            64,925
                                          2001                            51,240
                                          2002                            51,240
                                       Thereafter                         64,050
                                                                   -------------
                                                                   $     396,802
                                                                   =============

The total rent expense charged to operations during 1997 amounted to $69,533, and $51,240 during both 1996 and 1995.

NOTE 5 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balance of mortgage loans serviced for others was approximately $338,237,000 and $351,033,000 at September 30, 1997 and 1996.

Custodial account balances, included in demand deposits, maintained in connection with the foregoing loan servicing were approximately $3,715,000 and $4,315,000 at September 30, 1997 and 1996.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             14.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------


NOTE 5 - LOAN SERVICING (Continued)

Following is an analysis of the activity in the cost of purchased loan servicing rights for the years ended September 30:

                                                                      1997                1996
                                                                      ----                ----

Balance at beginning of year                                    $    3,844,136     $    3,239,488
Additions                                                              541,327          1,217,191
Sales                                                                 (219,214)
Amortization                                                          (655,068)          (612,543)
Less: Valuation Allowance                                              (18,000)
                                                                --------------     ---------------

                                                                $    3,493,181     $    3,844,136
                                                                ==============     ==============

The Company did not have a valuation allowance associated with loan servicing rights at any time during 1995.

Following is an analysis of the changes in loan servicing rights originated for the year ended September 30:

                                                                      1997
                                                                      ----
Additions                                                       $      107,151
Amortization                                                            (1,877)
                                                                --------------
                                                                $      105,274
                                                                ==============

During 1997, the Company sold servicing rights in the amount of $219,214 with a resulting gain on the sale of $66,394.

NOTE 6 - DEPOSITS

The aggregate amount of deposits with a minimum denomination of $100,000 was approximately $17,363,000 and $23,548,000 at September 30, 1997 and 1996.

At September 30, 1997, scheduled maturities of certificates of deposit were as follows:

1998                                                          $    141,986,493
1999                                                                66,462,896
2000                                                                18,031,770
2001                                                                 3,725,382
2002                                                                 4,980,705
                                                              ----------------
                                                              $    235,187,246

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             15.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------


NOTE 7 - BORROWED FUNDS

Borrowed funds as of September 30 are summarized as follows:

                                                                          1997                1996
                                                                          ----                ----

Advances from Federal Home Loan Bank                                 $    48,473,553    $     80,366,966
Borrowings under reverse repurchase
  agreements                                                              19,800,000
                                                                     ---------------    ----------------

                                                                     $    68,273,553    $     80,366,966
                                                                     ===============    ================

Additional information on borrowed funds is as follows as of September 30:

                                                                     Fixed Rate
                              -----------------------------------------------------------------------------------
                                   Maturity                   Interest
                                     Date                       Rate               1997                 1996
                                     ----                       ----               ----                 ----
Demand note                   October 1, 1997                   6.50%        $     29,500,000
Term note                     October 18, 1999                  5.42                9,800,000
Term note                     November 4, 1999                  5.21               10,000,000
Demand note                   October 1, 1996                   6.03                             $    28,200,000
Term note                     October 18, 1996                  5.40                                  20,000,000
Amortizing debt               March 1, 2002                     6.70                  244,300            329,521
Amortizing debt               May 1, 2002                       6.95                1,872,866          2,552,668
Amortizing debt               March 1, 2007                     6.85                1,856,387          2,284,777
                                                                             ----------------    ---------------
                                                                                   53,273,553         53,366,966
                                                                             ----------------    ---------------

                                                                    Variable Rate
                              ----------------------------------------------------------------------------------
                                   Maturity                   Interest
                                     DATE                       RATE               1997                 1996
                                     ----                       ----               ----                 ----

Term note                     February 24, 1997                 5.39                                  12,000,000
Term note                     May 24, 1999                      5.61               15,000,000         15,000,000
                                                                             ----------------    ---------------
                                                                                   15,000,000         27,000,000
                                                                             ----------------   ----------------

                                                            Total            $     68,273,553    $    80,366,966
                                                                             ================    ===============

At September 30, 1997, $72,711,000 of qualifying one- to four-family residential loans and mortgage-backed securities were pledged to collateralize advances from the Federal Home Loan Bank.


--------------------------------------------------------------------------------
                                   (Continued)
                                                                             16.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 7 - BORROWED FUNDS (Continued)

Mortgage-backed securities sold under reverse repurchase agreements were delivered to the broker-dealers who arranged the transactions. The broker-dealers may have sold, loaned, or otherwise disposed of such securities to other parties in the normal course of their operations and agreed to resell to the Company substantially identical securities at the maturities of the agreements. At September 30, 1997, there were mortgage-backed securities underlying the agreements with a book value of $20,639,496 and an estimated fair value of $20,225,938. At September 30, 1996, the Company was not a party to such agreements.

Information concerning securities sold under agreements to repurchase during the year is summarized below:

                                                                            1997                1996
                                                                            ----                ----

Average balance during the year                                        $    18,415,300    $      8,436,389
Average interest rate during the year                                             5.32%               5.32%
Maximum month-end balance during the year                              $    19,800,000    $     23,887,000


NOTE 8 - FEDERAL INCOME TAXES

The provision for income taxes for the year ended September 30 consists of the following components:

                                                                   1997                 1996                1995
                                                                   ----                 ----                ----

Current federal income tax expense                          $       809,743     $     1,212,182    $        966,361
Deferred federal income tax expense/
  (benefit)                                                         934,257            (775,182)            156,639
                                                            ---------------     ---------------    ----------------
                                                            $     1,744,000     $       437,000    $      1,123,000
                                                            ===============     ===============    ================

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             17.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------


NOTE 8 - FEDERAL INCOME TAXES (Continued)

The sources of gross deferred tax assets and gross deferred tax liabilities at September 30 are as follows:

                                                                           1997                1996
                                                                           ----                ----
Items giving rise to deferred tax assets
Unrealized loss on investment securities                              $      105,930    $       349,513
FDIC Assessment                                                                                 840,058
Intangible asset amortization                                                341,979            333,172
Deferred compensation                                                         98,600             86,360
Purchased mortgage servicing amortization                                     97,912             69,881
Self insurance accrual                                                        17,193             11,341
Employee annuity                                                              11,516             12,321
Prepaid interest                                                              10,673             12,699
Other                                                                            313              5,564
                                                                      --------------    ---------------
                                                                             684,116          1,720,909
                                                                      --------------    ---------------

Items giving rise to deferred tax liabilities
FHLB stock dividends                                                        (653,123)          (544,561)
Depreciation                                                                 (78,085)          (100,644)
Change in accounting method                                                  (38,704)           (77,407)
Deferred loan costs                                                         (385,879)          (331,752)
Allowance for loan losses in excess of book
   reserves                                                                 (148,053)          (131,485)
Market value adjustments                                                      (7,686)           (20,209)
Originated mortgage servicing                                                (35,793)
Other                                                                           (934)            (1,152)
                                                                      --------------    ---------------
                                                                          (1,348,257)        (1,207,210)
                                                                      --------------    ---------------

Net deferred tax asset/(liability)                                    $     (664,141)   $       513,699
                                                                      ==============    ===============

A valuation allowance is established to reduce the deferred tax asset if it is more likely than not that the related tax benefits will not be realized. In management's opinion, it is more likely than not that the tax benefits will be realized; consequently, no valuation allowance has been established at September 30, 1997 and 1996.

The difference between the financial statement provision and amounts computed by using the statutory rate is immaterial for fiscal 1997, 1996 and 1995.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             18.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------


NOTE 9 - FDIC ASSESSMENT

The Company was affected by the undercapitalization of the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). On September 30, 1996, the President of the United States signed legislation which required federally insured institutions such as the Company to pay a one-time assessment of $0.657 per $100 of deposits held by the institution at March 31, 1995 to bring the SAIF to the required 1.25% reserve level.

The Company had an assessment base of deposits of $376,067,000 at March 31, 1995. The one-time assessment required the Company to record an additional liability of $2,470,000 during 1996, which reduced net income by approximately $1,630,000 after applicable income taxes.


NOTE 10 - RESTRICTIONS ON CASH AND RETAINED EARNINGS

Federal regulations require institutions to set aside specified amounts of cash as reserves against transaction and time deposits. These reserves may be held as vault cash, in a non-interest bearing account with a district Federal Reserve Bank or FHLB, or as deposits with correspondent banks. At September 30, 1997, the Company was required to and maintained reserves of $1,038,000 in vault cash and in deposits with the Federal Reserve Bank of Cleveland.

Retained earnings at September 30, 1997 and 1996 include approximately $6,126,000 for which no deferred federal income tax liability has been recorded. This amount represents an allocation of income to bad-debt deductions for tax purposes alone. Reduction of amounts so allocated for purposes other than tax bad-debt losses or adjustments from carryback of net operating losses would create income for tax purposes only, which would be subject to current tax. The unrecorded deferred tax liability on the above amounts at September 30, 1997 and 1996 was approximately $2,083,000.

By regulation, banks are limited in the amount of retained earnings available for the payment of dividends. These limitations generally restrict dividend payments to current and prior two years earnings. In addition, banks are precluded from paying dividends that would reduce regulatory capital below established minimums. As of September 30, 1997, the Corporation was not precluded from making normal dividend payments under the more restrictive of the two limitations.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             19.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 11 - REGULATORY MATTERS

During 1997, the Company changed its charter from a state chartered savings and loan regulated by the Office of Thrift Supervision and the Ohio Division of Financial Institutions to a state chartered savings bank regulated by the Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation.

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. The Federal Deposit Insurance Corporation Improvement Act (FDICIA) was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective December 19, 1991. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions and new regulations concerning internal controls, accounting and operations.

The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." At September 30, 1997 and 1996, the Company was in compliance with regulatory capital requirements and is considered "well capitalized."

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             20.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 11 - REGULATORY MATTERS (Continued)

At September 30, 1997:

                                                                                               To be Well
                                                                                             Capitalized for
                                                               Minimum for Capital          Prompt Corrective
                                             Actual             Adequacy Purposes           Action Provisions
                                      -------------------       -----------------           ------------------
                                      Amount        Ratio       Amount        Ratio         Amount       Ratio
                                      ------        -----       ------        -----         ------       -----
Shareholders' equity and
  ratio to total assets        $     36,638,900    7.60%
                                                   ====
Unrealized losses on
  certain available-for-sale
  securities                            208,287
Intangible assets                      (729,782)
Nonqualifying purchased
  mortgage servicing rights            (345,630)
                               ----------------

Tier 1 (Core) capital, and
  ratio to adjusted
  Total Average Assets         $     35,771,775    7.34%    $   14,621,820     3.00%   $   24,369,700     5.00%
                               ================  ======     ==============  =======    ==============   ======

Tier 1 capital, and ratio to
  Risk-Weighted Assets         $     35,771,775   15.70%    $    9,115,560     4.00%   $   13,673,340     6.00%
                                                 ======     ==============  =======    ==============   ======

General allowance for loan
  losses                              1,459,408
                               ----------------
Total Risk-based capital and
  ratio to Risk-Weighted
  Assets                       $     37,231,183   16.34%    $   18,231,120     8.00%   $   22,788,900    10.00%
                               ================  ======     ==============  =======    ==============   ======

Total Assets                   $    482,358,918
                               ================

Adjusted Total Average
  Assets                       $    487,394,000
                               ================

Risk-Weighted Assets           $    227,889,000
                               ================

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             21.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 11 - REGULATORY MATTERS (Continued)

At September 30, 1996:

                                                                                               To be Well
                                                                                             Capitalized for
                                                               Minimum for Capital          Prompt Corrective
                                          Actual                Adequacy Purposes           Action Provisions
                                      -------------------       -------------------         ------------------
                                      Amount        Ratio       Amount        Ratio         Amount       Ratio
                                      ------        -----       ------        -----         ------       -----
Shareholders' equity and
  ratio to total assets        $     33,828,959    6.85%
                                                   ====
Unrealized losses on
  certain available-for-sale
  securities                            679,282
Intangible assets                      (913,975)
Nonqualifying purchased
  mortgage servicing rights            (430,458)
                               ----------------

Tangible capital and ratio
  to adjusted total assets     $     33,163,808    6.72%    $    7,400,715     1.50%
                               ================  ======     ==============  =======

Tier 1 (Core) capital, and
  ratio to adjusted
  Total Average Assets         $     33,163,808    6.72%    $   14,801,431     3.00%   $   24,669,052     5.00%
                               ================  ======     ==============  =======    ==============   ======

Tier 1 capital, and ratio to
  Risk-Weighted Assets         $     33,163,808   16.05%                               $   12,395,400     6.00%
                                                 ======                                ==============   ======

General allowance for loan
  losses                              1,461,977
                               ----------------
Total Risk-based capital and
  ratio to Risk-Weighted
  Assets                       $     34,625,785   16.76%    $   16,527,200     8.00%   $   20,659,000    10.00%
                               ================  ======     ==============  =======    ==============   ======

Total Assets                   $    493,697,483
                               ================

Adjusted Total Average
  Assets                       $    493,381,031
                               ================

Risk-Weighted Assets           $    206,590,000
                               ================


--------------------------------------------------------------------------------
                                   (Continued)
                                                                             22.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 12 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company makes loans to its directors and executive officers. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated parties. The following is a summary of the related party loan transactions for the years ended September 30:

                                                                                1997             1996
                                                                                ----             ----

Principal balance at beginning of year                                   $    1,007,717     $    1,059,364
New loans                                                                       241,000            142,000
Repayments                                                                     (174,619)          (193,647)
                                                                         --------------     --------------

Principal balance at end of year                                         $    1,074,098     $    1,007,717
                                                                         ==============     ==============

At September 30, 1997, related parties had unused lines of credit of $20,505.


NOTE 13 - FINANCIAL INSTRUMENTS

The Company can be party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to make and sell loans, commitments under credit card arrangements, and letters of credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make or sell loans, letters of credit or financial guarantees written is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             23.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 13 - FINANCIAL INSTRUMENTS (Continued)

                                             September 30, 1997                        September 30, 1996
                                    -------------------------------------    -------------------------------------
                                         Carrying             Estimated            Carrying             Estimated
                                          Amounts            Fair Value             Amounts            Fair Value
                                          -------            ----------             -------            ----------
Financial assets
     Cash and cash
       equivalents                  $      6,038,577    $       6,039,000    $       4,020,625    $       4,021,000
     Investment securities:
      Available for sale                  25,194,744           25,195,000           53,564,125           53,564,000
      Held to maturity                   170,518,386          169,208,000          197,741,814          193,442,000
     Loans held for sale                     918,493              926,000              295,800              297,000
     Loans receivable, net               261,862,352          266,238,000          219,808,975          221,022,000
     Federal Home Loan
       Bank stock                          4,687,800            4,688,000            4,368,500            4,369,000
     Accrued interest
       receivable                          2,634,105            2,634,000            2,723,505            2,724,000
     Cost of loan servicing
       receivables                         3,598,455            3,614,000            3,844,136            4,302,000

Financial liabilities
     Deposits                           (372,822,730)        (373,697,000)        (379,926,639)        (373,968,000)
     Borrowed funds                      (68,273,553)         (68,300,000)         (80,366,966)         (80,229,000)
     Accrued interest payable               (670,149)            (670,000)            (325,666)            (326,000)

The carrying amounts of cash and cash equivalents approximate their fair value. The fair values for securities are based on quoted market prices. Fair values for mortgage loans, credit card loans and other consumer loans are approximated by discounting cash flows utilizing estimated market interest rates. Loans which are held for sale have fair values based on quoted market prices. The fair value for Federal Home Loan Bank stock and accrued interest receivable and payable is approximated by their carrying value. The fair value of the cost of loan servicing receivables is established using discounted cash flows.

The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (their carrying value). The carrying amounts of variable-rate, fixed-term certificates of deposit (CD's) approximate their fair values at the reporting date. Fair values for fixed-rate CD's are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The fair values of the Company's borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

--------------------------------------------------------------------------------
                                   (Continued)
                                                                             24.

                      THE TRUMBULL SAVINGS AND LOAN COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                       September 30, 1997, 1996, and 1995

--------------------------------------------------------------------------------

NOTE 13 - FINANCIAL INSTRUMENTS (Continued)

The fair value of commitments, credit card arrangements and letters of credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the counterparty's credit standing. At September 30, 1997 and 1996, the fair value of off-balance sheet-assets and liabilities is not significant.

Other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures. These would include, among others, such items as property and equipment, financing leases, and the intangible value of the Company's customer base and profit potential.


NOTE 14 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements. In addition, the Company is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management and counsel, the outcome of these legal actions will not have a material adverse affect on the financial condition of the Company.

The notional amount of the Company's financial instruments with off-balance-sheet risk at September 30, 1997 was:

                                                                                Asset/
                                                                              (Liability)
                                                                              -----------
Commitments to extend credit
                      Fixed rate, 7.125% to 9.250%                      $     (6,580,486)
                      Variable rate                                           (1,629,800)
Commitments to sell loans                                                        656,000
Credit card arrangements                                                      (3,878,670)
Consumer letters of credit                                                    (8,736,507)



--------------------------------------------------------------------------------
                                   (Continued)
                                                                             25.

--------------------------------------------------------------------------------

NOTE 15 - BRANCH ACQUISITION

The intangible assets and deposit valuation adjustment arising from a prior acquisition and included in other assets and deposits in the accompanying Statements of Financial Condition are summarized as follows at September 30, net of accumulated amortization:

                                                                           1997                1996
                                                                           ----                ----

                         Core deposit intangibles                     $      515,042    $       663,231
                         Goodwill                                            214,740            250,744
                                                                      --------------    ---------------

                         Total intangible assets                      $      729,782    $       913,975
                                                                      ==============    ===============

                         Deposit valuation adjustment                 $       86,800    $       179,474
                                                                      ==============    ===============

The core deposit intangible is being amortized on an accelerated method over 10 years and goodwill is being amortized on a straight-line basis over 10 years. The deposit valuation adjustment is being accreted on an accelerated basis over 8 years and included in deposit interest expense.


NOTE 16 - SUBSEQUENT EVENT, HOLDING COMPANY FORMATION

On August 20, 1997, shareholders of the Company approved the formation of a thrift holding company. The formation of the holding company, Trumbull Financial Corporation, represents an internal reorganization whereby each shareholder of the Company receives one share of Trumbull Financial Corporation common stock for each share of Company common stock owned. The transaction is expected to close in December of 1997 and is being accounted for similar to a pooling of interests, whereby the historical carrying values of the assets and liabilities of the Company are carried forward to the consolidated financial statements of Trumbull Financial Corporation.




--------------------------------------------------------------------------------
                                                                             26.

--------------------------------------------------------------------------------
                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



WE CONSENT TO THE INCORPORATION IN THIS FORM 8-K OF SECOND BANCORP, INCORPORATED OF OUR REPORT DATED OCTOBER 31, 1997 ON THE FINANCIAL STATEMENTS OF THE TRUMBULL SAVINGS AND LOAN COMPANY AS OF SEPTEMBER 30, 1997 AND 1996 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED SEPTEMBER 30, 1997.


                                                   CROWE, CHIZEK AND COMPANY LLP

CLEVELAND, OHIO
JUNE 5, 1998

--------------------------------------------------------------------------------
                                                                             27.

Trumbull Financial Corporation
 (Dollars in thousands, except per share data)

SELECTED FINANCIAL DATA

                                          Six month period ended:      Twelve month period ended:
                                          -----------------------------------------------------------------------------------
                                            3/31/98    3/31/97         9/30/97    9/30/96    9/30/95   9/30/94    9/30/93

Results of Operations:
     Interest income                        $16,649   $16,187             $32,581     $32,119   $32,117    $28,998   $23,703
     Interest expense                        10,286    10,273              20,605      21,036    21,318     17,087    13,591
                                          --------------------         ------------------------------------------------------
     Net interest income                      6,363     5,914              11,976      11,083    10,799     11,911    10,112
     Provision for loan losses                  120        30                 140          60        60         60        72
     Other income                             1,151     1,183               2,335       1,825     1,706      1,765     1,628
     Other expense                            4,398     4,481               9,062      11,577     9,318      8,838     6,690
     Cumulative effect of change                                                                             (131)
        in accounting method
                                          --------------------         ------------------------------------------------------
     Income before Federal income taxes       2,996     2,586               5,109       1,271     3,127      4,647     4,978
     Federal tax expense                      1,035       886               1,744         437     1,123      1,644     1,583
                                          --------------------         ------------------------------------------------------
     Net income                              $1,961    $1,700              $3,365        $834    $2,004     $3,003    $3,395
                                          --------------------         ------------------------------------------------------

Per Share Data:
     Basic earnings                           $2.26     $1.96               $3.87       $0.96     $2.31      $3.45     $3.91
     Diluted earnings                          2.26      1.96                3.87        0.96      2.31       3.45      3.91
     Cash dividends                            0.67      0.68                1.18        0.74      0.70       0.70      0.55
     Book Value                               43.80     42.12               42.14       38.91     38.80      36.92     35.11
     Market Value                             55.33     38.22               38.50       37.38     35.50      36.75     33.00
     Shares outstanding                     869,364   869,364             869,364     869,364   869,364    869,364   869,364

Balance Sheet Data:
As of Balance Sheet Date
     Total assets                          $525,122  $482,403            $482,403    $493,697  $495,011   $496,168  $461,241
     Loans, net                             316,851   237,115             262,781     220,105   199,338    159,302   151,538
     Securities                             183,921   238,043             195,713     251,306   274,064    315,399   276,868
     Deposits                               382,819   372,157             372,823     373,927   379,899    374,850   401,950
     Borrowings                              99,207    87,274              68,339      80,367    78,685     85,281    26,206
     Shareholders' Equity                    38,031    35,103              36,618      33,829    33,732     32,102    30,527
Averages
     Total assets                           495,001   496,669             495,071     499,171   506,883    479,818   345,017
     Loans, net                             282,134   228,463             239,202     210,561   182,425    153,124   162,419
     Securities                             186,449   243,335             231,800     265,252   303,076    308,148   162,598
     Deposits                               376,167   371,685             371,857     379,180   380,428    386,690   277,178
     Borrowings                              72,987    84,215              82,414      80,379    90,373     57,118    27,966
     Shareholders' Equity                    37,328    34,485              35,216      34,389    32,865     31,659    28,944


--------------------------------------------------------------------------------
                                                                             28.

Trumbull Financial Corporation
 (Dollars in thousands, except per share data)

SELECTED FINANCIAL DATA
(Continued)

                                          Six month period ended:      Twelve month period ended:
                                          -----------------------------------------------------------------------------------
                                            3/31/98    3/31/97         9/30/97    9/30/96    9/30/95   9/30/94    9/30/93

Ratios:
     Return on average assets                 0.79%     0.69%               0.68%       0.17%     0.40%      0.63%     0.98%
     Return on average total
          shareholders' equity               10.54%     9.89%               9.56%       2.43%     6.10%      9.49%    11.73%
     Net interest margin                      2.72%     2.51%               2.54%       2.33%     2.22%      2.58%     3.11%
     Net overhead ratio                       1.34%     1.40%               1.41%       1.53%     1.61%      1.67%     1.63%
     Efficiency ratio                        57.67%    63.14%              62.89%      70.55%    75.74%     67.80%    58.19%
     Dividend pay-out                        29.70%    34.77%              30.49%      77.13%    30.37%     20.26%    14.08%
     Average loans to average deposits       75.00%    61.47%              64.33%      55.53%    47.95%     39.60%    58.60%
     Average equity to average total          7.54%     6.94%               7.11%       6.89%     6.48%      6.60%     8.39%
assets
     Allowance for loan losses as a           0.45%     0.60%               0.55%       0.68%     0.79%      0.96%     0.98%
percent of loans
     Net charge-offs as a percent of          0.05%     0.05%               0.08%       0.07%     0.02%      0.01%     0.01%
average loans
     Non-performing loans to total loans      0.58%     0.18%               0.44%       0.13%     0.43%      0.30%     0.40%
     Allowance for loan losses to
          non-performing loans               31.37%    57.94%              29.69%      27.49%    51.16%     70.13%    45.85%
     Tier 1 leverage ratio                    7.30%     6.87%               7.34%       6.72%     6.64%      6.15%     6.14%



--------------------------------------------------------------------------------
                                                                             29.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INTRODUCTION
         This discussion is intended to focus no certain financial information regarding Trumbull Financial Corporation ("Trumbull") and its wholly owned subsidiary Trumbull Savings Bank ("Trumbull" or the "Bank"). The purpose of this discussion is to provide the reader with a more thorough understanding of the financial statements. This discussion should be read in conjunction with the financial statements and accompanying notes contained elsewhere within this filing.

         Management of Trumbull is not aware of any market or institutional trends, events or uncertainties that are expected to have a material effect on liquidity, capital resources or operations except as discussed herein. Also, management is not aware of any current recommendations by its regulatory authorities that would have such effect if implemented.

OVERVIEW
     The reported results of Trumbull are dependent on a variety of factors, including the general interest rate environment, competitive conditions in the industry, government policies and regulations and conditions in the markets for financial assets. Net interest income is the largest component of Trumbull's net income, and consist of the difference between income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is primarily affected by the volumes, interest rates and composition of interest-earning assets and interest-bearing liabilities.

AVERAGE BALANCES AND YIELDS
        THE FOLLOWING TABLES PRESENT FOR THE PERIODS INDICATED, THE TOTAL AMOUNT OF INTEREST INCOME FROM AVERAGE INTEREST-EARNING ASSETS AND THE RESULTANT YIELDS, AS WELL AS THE INTEREST EXPENSE ON AVERAGE INTEREST-BEARING
 LIABILITIES, EXPRESSED BOTH IN DOLLARS AND RATES, AND NET INTEREST MARGIN. NET
    INTEREST MARGIN REFERS TO THE NET INTEREST INCOME DIVIDED BY TOTAL INTEREST-EARNING ASSETS AND IS INFLUENCED BY THE LEVEL AND RELATIVE MIX OF INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES. ALL AVERAGE BALANCES ARE DAILY AVERAGE BALANCES.
                       NON-ACCRUING LOANS ARE INCLUDED IN AVERAGE LOAN BALANCES.
--------------------------------------------------------------------------------
                                                                             30.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



YIELD ANALYSIS

Year ended September 30                             1997                         1996                          1995
                                         Average            Yield /   Average             Yield /  Average             Yield /
                                         Balance  Interest   Rate     Balance  Interest    Rate    Balance   Interest   Rate
--------------------------------------------------------------------------------------------------------------------------------
    (Dollars in thousands)

ASSETS
Interest earning assets:
     Taxable loans                        239,202   18,690     7.81%   210,561    16,419    7.80%    182,425   14,098     7.73%
     Taxable securities                   231,800   13,891     5.99%   265,252    15,700    5.92%    303,076   18,019     5.95%
     Other
                                        ----------------------------------------------------------------------------------------
Total interest earning assets             471,002   32,581     6.92%   475,813    32,119    6.75%    485,501   32,117     6.62%

Non-interest earning assets                24,069                       23,358                        21,382

                                        ----------------------------------------------------------------------------------------
TOTAL                                     495,071                      499,171                       506,883
                                        ----------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
     Demand deposits- int bearing          24,516      380     1.55%    22,267       391    1.76%     20,279      436     2.15%
     Savings deposits                     105,732    2,790     2.64%   110,775     2,946    2.66%    119,572    3,385     2.83%
     Time deposits                        231,174   12,831     5.55%   235,766    13,082    5.55%    234,176   12,024     5.13%
     Securities sold under agreements
          to repurchase                    18,488      997     5.39%     8,386       449    5.35%     29,924    1,706     5.70%
     Federal Home Loan Bank advances       63,926    3,607     5.64%    71,993     4,168    5.79%     60,449    3,767     6.23%
     Amortization of Interest Cap Contract
                                        ----------------------------------------------------------------------------------------
Total interest bearing liabilities        443,836   20,605     4.64%   449,187    21,036    4.68%    464,400   21,318     4.59%

Non-interest bearing liabilities           16,019                       15,595                         9,618

Shareholders' equity                       35,216                       34,389                        32,865
                                        ----------------------------------------------------------------------------------------
TOTAL                                     495,071                      499,171                       506,883
                                        ----------------------------------------------------------------------------------------


Net Interest Income                                 11,976                        11,083                       10,799
                                                  ---------                    ----------                    ---------
Net Interest Spread                                            2.27%                        2.07%                         2.02%
                                                           ----------                    ---------                    ----------
Net Interest Margin                                            2.54%                        2.33%                         2.22%
                                                           ----------                    ---------                    ----------

--------------------------------------------------------------------------------
                                                                             31.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RATE / VOLUME ANALYSIS


Twelve month Period:                                 1997  compared to  1996                      1996  compared to  1995
                                                           Due to Changes in                            Due to Changes in
                                             Volume      Rate          Net                Volume       Rate         Net
                                           --------------------------------------       ------------------------------------
      (Dollars in thousands)

Increase (decrease) in interest income:
   Taxable loans                                2,233         38           2,271              2,174         147       2,321
   Taxable securities                         (1,980)        171         (1,809)            (2,249)        (70)     (2,319)
     Other
                                           --------------------------------------       ------------------------------------
Total interest bearing assets                     253        209             462               (75)          77           2
                                           --------------------------------------       ------------------------------------


Interest bearing liabilities:
   Demand Deposits- int bearing                    39       (50)            (11)                 43        (88)        (45)
   Savings deposits                             (134)       (22)           (156)              (249)       (190)       (439)
   Time deposits                                (255)          4           (251)                 82         976       1,058
   Securities sold under agreements
      to repurchase                               541          7             548            (1,228)        (29)     (1,257)
   Federal Home Loan Bank advances              (467)       (94)           (561)                719       (318)         401
     Amortization of Interest Rate Caps
                                           --------------------------------------       ------------------------------------
Total interest bearing liabilities              (276)      (155)           (431)              (633)         351       (282)
                                           --------------------------------------       ------------------------------------

                                           --------------------------------------       ------------------------------------
Total effect on net interest income               529        364             893                558       (274)         284
                                           --------------------------------------       ------------------------------------

--------------------------------------------------------------------------------
                                                                             32.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


YIELD ANALYSIS

Six Month Period ended March 31                         1998                                  1997
                                          Average                  Yield /     Average                   Yield /
                                          Balance     Interest      Rate       Balance      Interest      Rate
-------------------------------------------------------------------------------------------------------------------
    (Dollars in thousands)

ASSETS
Interest earning assets:
     Taxable loans                          282,134       10,950       7.78%      228,463        8,902       7.81%
     Taxable securities                     186,449        5,699       6.13%      243,335        7,285       6.00%
     Other
                                        ---------------------------------------------------------------------------
Total interest earning assets               468,583       16,649       7.13%      471,798       16,187       6.88%

Non-interest earning assets                  26,418                                24,871

                                        ---------------------------------------------------------------------------
TOTAL                                       495,001                               496,669
                                        ---------------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
     Demand deposits- int bearing            25,548          198       1.55%       24,000          186       1.55%
     Savings deposits                       100,315        1,322       2.64%      106,479        1,402       2.64%
     Time deposits                          238,958        6,657       5.59%      231,047        6,361       5.52%
     Securities sold under agreements
          to repurchase                      13,128          352       5.38%       13,451          361       5.38%
     Note payable                                46            2       8.72%
     Federal Home Loan Bank advances         59,813        1,721       5.77%       70,764        1,963       5.56%
     Amortization of Interest Cap Contract                    34
                                        ---------------------------------------------------------------------------
Total interest bearing liabilities          437,808       10,286       4.71%      445,741       10,273       4.62%
                                        ---------------------------------------------------------------------------


Non-interest bearing liabilities             19,865                                16,443

Shareholders' equity                         37,328                                34,485
                                        ---------------------------------------------------------------------------
TOTAL                                       495,001                               496,669
                                        ---------------------------------------------------------------------------


Net Interest Income                                        6,363                                 5,914
                                                    -------------                         -------------
Net Interest Spread                                                    2.42%                                 2.26%
                                                                 ------------                          ------------
Net Interest Margin                                                    2.72%                                 2.51%
                                                                 ------------                          ------------


--------------------------------------------------------------------------------
                                                                             33.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Six Month Period ended March 31                      1998  compared to  1997
                                Due to Changes in
                                              Volume        Rate          Net
                                           ----------------------------------------
      (Dollars in thousands)

Increase (decrease) in interest income:
   Taxable loans                                  2,091          (43)        2,048
   Taxable securities                           (1,703)           117      (1,586)
   Other
                                           ----------------------------------------
Total interest bearing assets                       388            74          462
                                           ----------------------------------------


Interest bearing liabilities:
   Demand Deposits- int bearing                      12             0           12
   Savings deposits                                (81)             1         (80)
   Time deposits                                    218            78          296
   Securities sold under agreements
        to repurchase                               (9)             0          (9)
   Note Payable                                       2                          2
   Federal Home Loan Bank advances                (304)            62        (242)
     Amortization of Interest Rate Caps                            36           36
                                           ----------------------------------------
Total interest bearing liabilities                (162)           177           15
                                           ----------------------------------------

                                           ----------------------------------------
Total effect on net interest income                 550         (103)          447
                                           ----------------------------------------


--------------------------------------------------------------------------------
                                                                             34.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPARISON OF OPERATING RESULTS FOR THE SIX MONTHS ENDED MARCH 31, 1998 AND
1997.

         Net Income. Net income for the six month period ended March 31, 1998 was $1,961,000 compared to $1,700,000 reported for the comparable period in 1997, resulting in an increase of $261,000 or 15.4%. The increase in earnings is primarily due to the company's continuing strategy of changing its asset mix by increasing net loan balances outstanding and decreasing investments in mortgage-backed securities, resulting in a higher overall yield on interest earning assets and ultimately spread. This increased net interest income was partially off-set by an increase in the provision for loan losses.

         Interest Income. Interest income for the six month period ended March 31, 1998 was $16,649,000, up $462,000 or approximately 3% from $16,187,000 for the six month period ended March 31, 1997. Total average interest earning assets shrunk slightly, from $471.8 million during the six month period ended March 31, 1997 to $468.6 million for the comparable period during 1998 due to an increase in average net loans outstanding of $53.7 million while average net investments decreased by $56.9 million. This resulted in an overall yield increase of 0.25% when comparing total yield on earning assets of 7.13% for the six month period ended March 31, 1998 to 6.88% for the six month period ended March 31, 1997.

         Interest Expense. Interest expense rose to $10,286,000 for the six month period ended March 31, 1998 from $10,273,000 for the comparable period in 1997. This modest $13,000 increase was due to a combination of a 9 basis point increase in cost of funds partially offset by a small volume variance of approximately $7.9 million as total average interest bearing liabilities shrunk from $445.7 million for the six months ended March 31, 1997 to $437.8 million for the same period in 1998.

         Net Interest Income. Net interest income increased 7.6% to $6,363,000 during the six month period ended March 31, 1998, up from $5,914,000 during the same period in 1997. The increase was due primarily to the increase in yield on average interest earning assets, resulting from the change in asset mix as discussed above.

         Provision for Loan Losses. The provision for loan losses increased by $90,000 to $120,000 for the six month period ended March 31, 1998 as compared to $30,000 for the six month period ended March 31, 1997. This increase was primarily the result of increasing loan balances outstanding relative to total assets. Net loans outstanding at March 31, 1998 increased by $79.7 million to $316.9 million as compared to $237.2 million at March 31, 1997. As a percentage of total assets, net loans outstanding at March 31, 1998 was 60.3% as compared to 49.2% at March 31, 1997.

--------------------------------------------------------------------------------
                                                                             35.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Noninterest Income. Noninterest income was $1,151,000 for the six month period ended March 31, 1998 which was a decrease of $32,000 as compared to $1,183,000 reported for the comparable period in 1997. Although the net decrease was minor, it resulted from a net amount of several larger items. During the six month period ended March 31, 1998, gain on the sale of securities was $70,000 higher, and service charges on deposit accounts was $154,000 higher than the comparable period in 1997. These increases were offset by a decrease in loan servicing fees net of valuation of $251,000 during the six month period ended March 31, 1998 as compared to the six month period ended March 31, 1997. The decrease in loan servicing fees net of valuation was due to a combination of an increase in the market valuation allowance of $182,000 due to a low interest rate environment and increase prepayment risk, and the remaining decrease of $69,000 was due to lower loan servicing balances.

         Noninterest Expense. Noninterest expense was $4,398,000 for the six month period ended March 31, 1998 compared to $4,481,000 for the comparable period in 1997 resulting in a $83,000 decrease. Noninterest expense decreased primarily due to a $112,000 decrease in compensation and related employee expenses and a $112,000 decrease in deposit insurance expense. These two decreases were partially offset by a $50,000 increase in office occupancy and equipment expense, a $32,000 increase in professional fee expense, a $31,000 increase in deposit account expenses, and a $28,000 increase in various other operating expenses.

         Provision for Income Taxes. Provision for income taxes was $1,035,000 for the six month period ended March 31, 1998 as compared to $886,000 for the six month period ended March 31, 1997 resulting in a $149,000 increase. This increase was a result of increased pre-tax income during the six month period ended March 31, 1998 as compared to the comparable period in 1997.

--------------------------------------------------------------------------------
                                                                             36.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPARISON OF OPERATING RESULTS FOR YEARS ENDED SEPTEMBER 30, 1997 AND 1996.

         Net Income. Net income for 1997 was $3,365,000 as compared to $834,000 for 1996 resulting in an increase of $2,531,000 or $2.91 per share. In 1996 all SAIF (Savings Association Insurance Fund of the FDIC) insured institutions were required to take a one time charge against income to recapitalize the insurance fund. Trumbull's contribution amounted to $2,470,000 on a pre-tax basis, resulting in an after tax charge against earnings of $1,630,000 or $1.87 per share. The remaining increase in 1997 compared to 1996 came primarily from net interest income, due to the company's continuing strategy of changing it's asset mix by increasing net loan balances outstanding and decreasing investments in mortgage-back securities, thereby contributing to the increase in spread from 2.07% in 1996 to 2.27% in 1997. Noninterest income also contributed to the increase in earnings, primarily due to the growth in fees earned on deposit accounts resulting from the continued success of the "High Performance Checking" program first implemented in January 1995.

         Interest Income. Interest income for 1997 was $32,581,000 compared to $32,119,000 for 1996, resulting in a $462,000 increase. Although total average interest earnings assets shrunk slightly in 1997 to $471.0 million as compared to $475.8 million for 1996, average net loans outstanding increased by $28.6 million while average net investments decreased by $33.5 million. This resulted in an overall yield increase of 0.17% when comparing 1997's total yield on interest earning assets of 6.92% to 1996's yield of 6.75%.

         Interest Expense. Total interest expense decreased $431,000 to $20,605,000 in 1997 from $21,036,000 in 1996. This decrease is due to a combination of a decrease in average interest bearing liabilities outstanding of approximately $5.4 million and a decrease in average cost of funds of approximately 0.04%. With regard to average cost of funds, Trumbull lowered it's rate paid on interest bearing checking accounts from 2.15% to 1.75% on October 31, 1995 and again from 1.75% to 1.55% on April 15, 1996. The remaining interest bearing liabilities adjusted with general market interest rates. The Federal Open Market Committee (FOMC) lowered the discount rate by 0.25% on December 20, 1995 and again by another 0.25% on January 31, 1996. The FOMC raised the rate by 0.25% on March 25, 1997 where it remains unchanged to date.

         Provision for Loan Losses. The provision for loan losses increased by $80,000 to $140,000 in 1997 as compared to $60,000 in 1996. This increase was primarily the result of increasing loan balances outstanding. Net loans outstanding as a percentage of total assets at September 30, 1997 was 54.5% compared to 44.6% at September 30, 1996.

--------------------------------------------------------------------------------
                                                                             37.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Noninterest Income. Noninterest income total $2,335,000 in 1997 compared to $1,825,000 in 1996 resulting in an increase of $510,000. The primary component contributing to this increase was service charges on deposit accounts which increased by $314,000 in 1997 compared to 1996. This 41.7% increase was due to the successful implementation and growth of the "High Performance Checking" program implemented in January 1995. Net gain on the sale of loans increased by approximately $208,000 in 1997 compared to 1996. There was also an increase in loan service fees of $23,000 and other operating income increased by $45,000 during 1997 as compared to 1996. The increases in noninterest income were partially offset by an increase in loss on sale of securities of $80,000.

         Noninterest Expense. Noninterest expense was $9,062,000 in 1997 compared to $11,577,000 in 1996 resulting in a $2,515,000 decrease. In 1996 all SAIF (Savings Association Insurance Fund of the FDIC) insured institutions were required to take a one time charge against income to recapitalize the insurance fund. Trumbull's contribution was $2,470,000 which was expensed in 1996.

         Provision for Income Taxes. The provision for income taxes increased $1,307,000 to $1,744,000 in 1997 from $437,000 in 1996. This increase was a result of increased pre-tax income during 1997 as compared to 1996.


COMPARISON OF OPERATING RESULTS FOR YEARS ENDED SEPTEMBER 30, 1996 AND 1995.

         Net Income. Net income for 1996 was $834,000 as compared to $2,004,000 for 1995 resulting in an decrease of $1,170,000 or $1.35 per share. In 1996 all SAIF (Savings Association Insurance Fund of the FDIC) insured institutions were required to take a one time charge against income to recapitalize the insurance fund. Trumbull's contribution amounted to $2,470,000 on a pre-tax basis, resulting in an after tax charge against earnings of $1,630,000 or $1.87 per share.

         Interest Income. Interest income for 1996 was $32,119,000 compared to $32,117,000 for 1995 resulting in a $2,000 increase. This increase was due to a combination of a decrease in average interest bearing assets in 1996 compared to 1995 resulting in a decreasing effect on interest income of $75,000 and an increase in average yield in 1996 compared to 1995 of 0.13% resulting in an increasing effect on interest income of $77,000. The increase in overall yield is primarily a result of the continuing shift in interest earning assets from investments, which tend to be lower yielding assets, to loans which tend to be higher yielding assets.

--------------------------------------------------------------------------------

                                                                             38.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Interest Expense. Total interest expense decreased $282,000 to $21,036,000 in 1996 from $21,318,000 in 1995. This decrease is due to a decrease in average interest bearing liabilities in 1996 compared to 1995 resulting in a decreasing effect on interest expense of $633,000 which was partially offset by an increase in cost of funds in 1996 compared to 1995 of 0.09% resulting in an increasing effect on interest expense of $351,000.

         Provision for Loan Losses. The provision for loan losses remained the same for 1996 and 1995 at $60,000 for each year.

         Noninterest Income. Noninterest income total was $1,825,000 in 1996 compared to $1,706,000 in 1995 resulting in an increase of $119,000. Service charges on deposit accounts increased $246,000 in 1996 compared to 1995 representing a 48.4% increase. This increase was due to the successful implementation and growth of the "High Performance Checking" program implemented in January 1995. Other operating income also increased by $224,000 in 1996 compared to 1995, partly due to increased late fee income earned on the company's growing portfolio of loans owned and loans serviced for others. Somewhat offsetting these increases was the decrease in the net gain on the sale of securities available for sale which decreased by $202,000 in 1996 compared to 1995. In addition, the net loss on the sale of loans increased by $105,000 in 1996 compared to 1995 and loan service fees decreased by $44,000 in 1996 compared to 1995

         Noninterest Expense. Noninterest expense was $11,577,000 in 1996 compared to $9,318,000 in 1995 resulting in an increase of $2,259,000. In 1996 all SAIF (Savings Association Insurance Fund of the FDIC) insured institutions were required to take a one time charge against income to recapitalize the insurance fund. Trumbull's contribution was $2,470,000 which was expensed in 1996.

         Provision for Income Taxes. The provision for income taxes decreased $686,000 to $437,000 in 1996 from $1,123,000 in 1995. This decrease was a result of decreased pre-tax earnings in 1996 as compared to 1995. In addition, Trumbull's effective tax rate decreased from 35.9% in 1995 to 34.4% in 1996.


COMPARISON OF MARCH 31, 1998 AND SEPTEMBER 30, 1997 FINANCIAL CONDITION.

         Total assets increased to $525,122,000 at March 31, 1998 as compared to $482,403,000 at September 30, 1997, resulting in an increase of $42,719,000 or 8.9%. This increase was funded by a $10 million increase in deposits, a $30.9 million increase in borrowed funds and a $1.5 million increase in shareholders' equity.

--------------------------------------------------------------------------------
                                                                             39.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Total net loans outstanding increased to $316,851,000 at March 31, 1998 as compared to $262,781,000 at September 30, 1997, resulting in an increase of $54,070,000 or 20.6%. Most of this increase was due to single family home loans which increased approximately $49.8 million, consumer loans also increased by approximately $6.1 million, while commercial real estate loans decreased by $1.8 million. Included in total net loans outstanding are single family home loans held for sale of $11 million at March 31, 1998 and $0.9 million at September 30, 1997. Much of the increased activity in single family home lending is due to Trumbull's Loan Production Office which opened for business in February 1997 as well as the favorable interest rate environment. During the six month period ended March 31, 1998 Trumbull originated a total of $63.9 million of single family first mortgage home loans from all sources and purchased an additional $9.2 million through brokers. During this period Trumbull sold $1.6 million of these loans in the secondary market retaining the servicing rights. During the six month period ended March 31, 1997 Trumbull originated a total of $21.6 million of single family first mortgage home loans from all sources and purchased an additional $5.4 million through brokers. During this period Trumbull sold $2.1 million of these loans in the secondary market.

         Total securities decreased to $183,921,000 at March 31, 1998 as compared to $195,713,000 at September 30, 1997 resulting in a decrease of $11.8 million or 6.0%. During the six month period ended March 31, 1998 Trumbull purchased $40.1 million and sold $15.5 million of securities, and approximately $36.8 million was received as repayment of principal. Trumbull's continuing strategy is to change the interest earning asset mix over time by decreasing security balances outstanding and increasing investments in real estate loans and consumer lending. Of the $183,921,000 of total securities outstanding at March 31, 1998, $20,819,000, or 11.3%, are classified as available-for-sale with the remainder classified as held-to-maturity. Of the $195,713,000 of total securities outstanding at September 30, 1997, $25,195,000, or 12.9%, are classified as available-for-sale with the remainder classified as held-to-maturity.

         Investment in premises and equipment increased to $5,276,000 at March 31, 1998 as compared to $4,899,000 at September 30, 1997 resulting in an increase of $377,000. In January 1998 Trumbull purchased land for $450,000 in Twinsburg, Ohio with the intention of building a new full service branch office. The branch is expected to be opened by the end of calendar year 1998.

         Total deposits increased to $382,819,000 at March 31, 1998 as compared to $372,823,000 at September 30, 1997, an increase of $10 million. The increase was due to Trumbull's continued effort to emphasize several marketing plans including cross selling efforts related to the "High Performance Checking" program.

--------------------------------------------------------------------------------
                                                                             40.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Total borrowings increased to $99,207,000 at March 31, 1998 as compared to $68,339,000 at September 30, 1997 resulting in an increase of $30.9 million. Trumbull increased it's borrowings as a means to fund it's efforts to grow the loan portfolio.

         Total shareholders' equity increased to $38,081,000 at March 31, 1998 as compared to $36,618,000 at September 30, 1997, an increase of $1,463,000. The increase was due to year-to-date net income of $2 million, a $0.1 million decrease in unrealized loss on securities available for sale, and was partially offset by payment of cash dividends totaling $0.67 per share or $0.6 million. Total shareholders' equity as a percentage of total assets at March 31, 1998 was 7.24% compared to 7.59% at September 30, 1997. Trumbull's equity exceeded all regulatory capital requirements at March 31, 1998 and September 30, 1997.


COMPARISON OF SEPTEMBER 30, 1997 AND 1996 FINANCIAL CONDITION.

         Total assets decreased to $482,403,000 at September 30, 1997 as compared to $493,697,000 at September 30, 1996, resulting in a decrease of $11,294,000 or 2.3%. This decrease was used to fund the $1.1 million decrease in deposits and contribute to the repayment of $12 million in borrowed funds.

         Total net loans outstanding increased to $262,781,000 at September 30, 1997 as compared to $220,105,000 at September 30, 1996, resulting in an increase of $42,676,000 or 19.4%. Most of this increase was due to single family home loans which increased approximately $41.2 million, consumer loans also increased by approximately $2.3 million, while commercial real estate loans decreased by $0.8 million. Included in total net loans outstanding are single family home loans held for sale of $0.9 million at September 30, 1997 and $0.3 million at September 30, 1996. Much of the increased activity in single family home lending is due to Trumbull's Loan Production Office which opened for business in February 1997 as well as the favorable interest rate environment. During the twelve month period ended September 30, 1997 Trumbull originated a total of $64 million of single family first mortgage home loans from all sources and purchased an additional $5.4 million through brokers. During this period Trumbull sold $11.7 million of these loans in the secondary market retaining the servicing rights. During the twelve month period ended September 30, 1996 Trumbull originated a total of $46.9 million of single family first mortgage home loans from all sources and purchased an additional $9.9 million through brokers. During this period Trumbull sold $12.6 million of these loans in the secondary market.

--------------------------------------------------------------------------------
                                                                             41.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Total securities decreased to $195,713,000 at September 30, 1997 as compared to $251,306,000 at September 30, 1996, a decrease of $55.6 million or 22.1%. During the twelve month period ended September 30, 1997 Trumbull purchased $3 million and sold $19.7 million of securities, and approximately $38.7 million was received as repayment of principal. Trumbull's continuing strategy is to change the interest earning asset mix over time by decreasing security balances outstanding and increasing investments in real estate loans and consumer lending. Of the $195,713,000 of total securities outstanding at September 30, 1997, $25,195,000, or 12.9%, are classified as available-for-sale with the remainder classified as held-to-maturity. Of the $251,306,000 of total securities outstanding at September 30, 1996, $53,564,000, or 21.3%, are classified as available-for-sale with the remainder classified as held-to-maturity.
         Total deposits decreased to $372,823,000 at September 30, 1997 as compared to $373,927,000 at September 30, 1996, a decrease of $1.1 million.

         Total borrowings decreased to $68,339,000 at September 30, 1997 as compared to $80,367,000 at September 30, 1996 resulting in a decrease of $12 million. Trumbull used cash flows generated from it's security portfolios to repay borrowings with the intent to redeploy the funds into loans.

         Total shareholders' equity increased to $36,618,000 at September 30, 1997 as compared to $33,829,000 at September 30, 1996 resulting in an increase of $2,789,000. The increase was due to 1997 net income of $3.4 million, a $0.4 million decrease in unrealized loss on securities available for sale, and was partially offset by payment of cash dividends totaling $1.18 per share or $1 million. Total shareholders' equity as a percentage of total assets at September 30, 1997 was 7.59% compared to 6.85% at September 30, 1996. Trumbull's equity exceeded all regulatory capital requirements at September 30, 1997 and 1996.

--------------------------------------------------------------------------------
                                                                             42.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


LIQUIDITY

Management of the Corporation's liquidity position is necessary to ensure that funds are available to meet the cash flow needs of depositors and borrowers as well as the operating cash needs of the Corporation. The Corporation's asset liability committee ("ALCO") is responsible for measuring, monitoring and managing liquidity. Funds are available from a number of sources including maturing securities, payments made on loans, the acquisition of new deposits, the sale of packaged loans, the sale of securities in the Corporation's available-for-sale portfolio, borrowings through reverse repurchase agreements and borrowing from the FHLB (current capacity of $97 million, could be extended to $165 million with additional FHLB stock purchases). The parent company's only major source of funding is dividends received from it's subsidiary Savings Bank. The Savings Bank is subject to regulation and may be limited in its ability to pay dividends to the parent company. Accordingly, consolidated cash flows may not represent cash available to common stockholders.


YEAR 2000

The Year 2000 ("Y2K") issue deals with the fact that many computer applications, if not corrected, could fail or create erroneous results by or at the year 2000 because many existing computer programs use only two digits to identify a year in the date field and these programs were not designed or developed while considering the impact of the upcoming change in the century. The Corporation has identified, assessed and prioritized the Y2K risks. The process involves modifying or replacing certain hardware and software used by the Corporation. The software utilized is primarily originated and serviced by external providers. The Corporation is communicating with those providers to ensure that appropriate steps are being taken to remedy any Y2K issues. The Corporation expects to have all the identified essential system and application changes completed by the end of 1998. Substantially all testing will be completed as well in 1998. Total cost associated with the process, including the cost of acquiring certain hardware and software and the internal and external costs relating to modifying the systems is not determinable at this time, but is not expected to be material to the financial statements taken as a whole. Purchased hardware and software will be capitalized in accordance with normal policy. Personnel and all other costs related to the process are being expensed as incurred.

--------------------------------------------------------------------------------
                                                                             43.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL RESOURCES

Total shareholders' equity increased from $33,829,0000 at September 30, 1996 to $36,618,000 at September 30, 1997. Most of this increase resulted from net income and was partially offset by the payment of cash dividends and the impact of changes in market values on the securities available-for-sale. Future volatility in shareholders' equity is expected, as changes in market rates of interest impact the market value of Trumbull's securities held in the available-for-sale portfolio.

Banking regulations have established minium capital ratios for banks. As a result, Trumbull must meet a risk-based capital requirement, which defines the two tiers of capital and compares each to Trumbull's "risk-weighted assets." Trumbull's assets and certain off-balance sheet items, such as loan commitments, are each assigned a risk factor so that assets with potentially higher credit risk will require more capital support than assets with lower risk. These regulations require Trumbull to have a minimum total risk-based capital ratio of 8%, at least half of which must be Tier 1 capital. Trumbull's Tier 1 capital is its shareholders' equity before any gain or loss on securities available-for-sale, less certain intangibles and the non-qualifying portion of mortgage loan servicing rights asset, while total risk-based capital includes Tier 1 capital and a limited amount of the allowance for loan losses.

--------------------------------------------------------------------------------
                                                                             44.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following table summarizes Trumbull's capital ratios in comparison with minimum requirements.

TRUMBULL SAVINGS
CAPITAL RATIOS

                                    September 30, 1997                September 30, 1996            September 30, 1995
                                    Amount        Percent           Amount      Percent           Amount       Percent
                               ------------------------------     -------------------------     --------------------------
LEVERAGE RATIO
--------------
   Actual                                35,772        7.34%           33,164        6.72%           32,832         6.64%
   Minimum Required                      14,622        3.00%           14,801        3.00%           14,832         3.00%


TIER 1 RISK-BASED CAPITAL
-------------------------

   Actual                                35,772       15.70%           33,164       16.05%           32,832        15.89%
   Minimum Required                       9,116        4.00%            8,264        4.00%            7,864         4.00%




TOTAL RISK-BASED CAPITAL

   Actual                                37,231       16.34%           34,626       16.76%           34,381        17.49%
   Minimum Required                      18,231        8.00%           16,527        8.00%           15,728         8.00%


Risk Adjusted Assets                    227,889                       206,590                       196,603

The payment of dividends by Trumbull to its shareholders is subject to restrictions by its regulatory authorities, which generally limit dividends to the current and prior two years retained earnings, as defined by regulation. In addition, banks are precluded from paying dividends that would reduce regulatory capital below established minimums. The Merger Agreement also sets forth certain limitations on the payment of dividends by Trumbull to its shareholders.

--------------------------------------------------------------------------------
                                                                             45.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

IMPACT OF INFLATION

Consolidated financial data included herein has been prepared in accordance with generally accepted accounting principles (GAAP). Presently, GAAP requires the measurement of financial position and operating results in terms of historical dollars, except for securities available for sale which are carried at fair value. Changes in the relative value of money due to inflation or recession are generally not considered.

In management's opinion, changes in interest rates affect the financial condition of Trumbull Financial Corporation to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not move concurrently. Rather, interest rate volatility is based on changes in the expected rate of inflation, as well as changes in monetary and fiscal policy. A financial institution's ability to be relatively unaffected by changes in interest rates is a good indicator of its capability to perform in today's volatile economic environment. In an effort to protect itself from the effects of interest rate volatility, Trumbull reviews its interest rate risk position frequently, monitoring its exposure and taking necessary steps to minimize any detrimental effects on the Corporation's profitability.

--------------------------------------------------------------------------------
                                                                             46.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


ASSET LIABILITY MANAGEMENT

The asset/liability committee ("ALCO") includes the Corporation's chief executive officer, chief financial officer, chief lending officer and the executive officer responsible for retail deposit operations. The ALCO meets at least once per month to monitor and discuss lending strategies, funding strategies, investment strategies, monitor adherence to and analyze significant variances with the Corporation's business plan, as well as interest rate risk exposure and strategies. The Corporation measures and monitors interest rate risk from the perspectives of acceptable levels of changes in the economic value of equity, also referred to as net portfolio value ("NPV") and net interest income.

On a quarterly basis, the Corporation's chief financial officer prepares the interest rate risk report using computer simulation. The computer model uses the concepts of duration analysis and discounted cash flows. Changes to the Corporation's NPV and net interest income is simulated using instant and permanent interest rate shocks of plus and minus 400bps in increments of 100bps. These results are then compared to the limits imposed by the Board of Directors to determine compliance, and also compared to prior periods to determine the effect of previously implemented strategies. These reports are monitored and analyzed by the ALCO and the Board of Directors on at least a quarterly basis. If estimated changes to NPV and/or net interest income are not within the limits established by the Board of Directors, the Board may direct management to adjust its asset and liability mix to bring interest rate risk within Board approved limits.

Historically, the Corporation has had higher than average interest rate risk as compared to it's OTS regulated Thrift peer group. The Corporation believes that the interest rate risk component in the overall risk profile of the entity is acceptable primarily due to lower levels of other component risk factors. Specifically, the Corporation believes it's credit risk is relatively low primarily because of the asset mix. Approximately 50% ($248 million) of it's interest earning assets at March 31, 1998, is invested in single family home loans, with low to moderate credit risk and approximately 36% ($182.5 million) is invested in U.S. Government agency-backed securities with little if any credit risk. The remaining interest earning assets are comprised of approximately $61.3 million (approximately 12% of interest earning assets) of consumer loans, primarily automobile loans originated through local automobile dealers, and the remaining 2% are commercial real estate and other loans. The Corporation's interest rate risk exposure during the past three years is summarized below:

--------------------------------------------------------------------------------
                                                                             47.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PERCENTAGE CHANGE IN NET PORTFOLIO VALUE


                     Change in
    Board             Interest           9-30-97          9-30-96          9-30-95
    Limit                Rates
     -80%                4.00%             -56%             -68%             -81%
     -60%                3.00%             -39%             -50%             -59%
     -40%                2.00%             -23%             -31%             -37%
     -20%                1.00%             -10%             -14%             -18%
       0%                0.00%               0%               0%               0%
     -20%               -1.00%               6%              11%              10%
     -40%               -2.00%               3%              14%              14%
     -60%               -3.00%               5%              18%              19%
     -80%               -4.00%              10%              25%              27%


PERCENTAGE CHANGE IN NET INTEREST INCOME (12 month horizon)


                     Change in
    Board             Interest           9-30-97          9-30-96          9-30-95
    Limit                Rates

     -40%                4.00%             -26%             -34%             -22%
     -30%                3.00%             -15%             -22%             -15%
     -20%                2.00%              -5%             -14%              -8%
     -10%                1.00%              -1%              -6%              -3%
       0%                0.00%               0%               0%               0%
     -10%               -1.00%              -1%               5%               0%
     -20%               -2.00%              -3%               8%              -2%
     -30%               -3.00%              -7%               6%              -6%
     -40%               -4.00%             -10%               3%             -10%




The NPV calculations are based on the net present value of discounted cash flows utilizing market prepayment assumptions provided by Bloomberg and market rates of interest for each asset and liability product type based on their characteristics. The NPV data presented above for periods September 30, 1997 through 1995 have been calculated by OTS based on information provided by the Corporation.

--------------------------------------------------------------------------------
                                                                             48.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Computation of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions the Corporation may undertake in response to changes in interest rates.

Substantially all long-term, fixed-rate mortgages are underwritten according to guidelines of the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"). From time to time the Corporation may sell portions or all of it's current long-term fixed-rate mortgage loan production as a means of managing interest rate risk as well as generating fee income. Sales are executed through either swapping the loans with FHLMC or FNMA in exchange for mortgage-backed securities secured by such loans which are then sold, or the loans are sold directly for cash in the secondary market.

The Corporation also uses interest rate caps as a means of managing interest rate risk. At March 31, 1998 the Corporation had the following interest rate caps on it's books: two 5 year 6% LIBOR caps maturing December 2002 with combined notional value of $20.9 million, and one 3 year 6% LIBOR cap maturing January 2001 with a notional value of $10 million.

--------------------------------------------------------------------------------
                                                                             49.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

            TRUMBULL FINANCIAL CORPORATION'S STATISTICAL INFORMATION


I. Distribution of assets, liabilities, and shareholders' equity; interest rates and interest differential

A&B.
The average balance sheet information and the related analysis of net interest earned for the years ended September 30, 1997, 1996 and 1995 and for the six months ended March 31, 1998 and 1997 is included on pages 31 and 33. All interest income is reported on a fully taxable equivalent basis. Nonaccrual loans, for the purpose of the computations, are included in the daily average loan amounts outstanding.

Tables setting forth the effect of volume and rate changes on interest income and expense for the years ended September 30, 1997 and 1996, September 30, 1996 and 1995 and for the six months ended March 31, 1998 and 1997 are included on pages 32 and 34. For purposes of these tables, changes in interest due to volume and rate were determined as follows:

Volume Variance - change in volume multiplied by the previous year's rate.

Rate Variance - change in rate multiplied by the previous year's volume.

Rate/Volume Variance - change in volume multiplied by the change in rate.

The rate/volume variance was allocated to volume variance and rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

--------------------------------------------------------------------------------
                                                                             50.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

II.       Investment Portfolio
A&B.
Investment securities
         The carrying value of investment and mortgage-backed securities at the dates indicated are summarized below:

                                               SEPTEMBER 30, 1997                                SEPTEMBER 30, 1996
                                               ------------------------                          -------------------------
                                AVAILABLE FOR              HELD TO                AVAILABLE FOR              HELD TO
                                   SALE        YIELD      MATURITY     YIELD         SALE         YIELD      MATURITY      YIELD
                               --------------  -------   ------------  -------    ------------   --------  -------------  --------
U. S. Treasury and other U.S.
  Government agencies &
corporations

    Under 1 year                           -                       -                        -                         -
    1 to 5 years                           -                       -                        -                 2,000,000     7.02%
    5 to 10 years                          -               7,988,000    7.29%               -                 7,986,500     7.29%
    Over 10 years                          -                       0                        -                         -
                               --------------            ------------             ------------             -------------
                                           -               7,988,000    7.29%               -                 9,986,500     7.24%


Mortgage-backed Securities        25,074,089    6.30%    105,962,139    5.82%      53,969,164      5.99%    123,811,952     5.82%
Collateralized Mortgage                    -              56,568,247    6.04%               -                63,943,362     5.97%
Obligations
                               --------------            ------------             ------------   --------  -------------  --------
                                  25,074,089    6.30%    162,530,386    5.90%      53,969,164      5.99%    187,755,314     5.87%


                                              SEPTEMBER 30, 1995
                                              --------------------------
                               AVAILABLE FOR                HELD TO
                                   SALE        YIELD       MATURITY       YIELD
                               -------------  ---------  -------------- ----------
U. S. Treasury and other U.S.
  Government agencies &
corporations

    Under 1 year                          -                    500,789      7.52%
    1 to 5 years                          -                  1,996,344      6.63%
    5 to 10 years                         -                  2,000,000      7.40%
    Over 10 years                         -                          -
                               -------------             --------------
                                          -                  4,497,133      7.08%


Mortgage-backed Securities        8,596,730      6.13%     192,262,515      5.77%
Collateralized Mortgage                   -                 68,746,538      6.02%
Obligations
                               -------------  ---------  -------------- ----------
                                  8,596,730      6.13%     261,009,053      5.84%



Mortgage-backed securities and collateralized mortgage obligations have various stated maturities through March 2027.

The estimated weighted-average maturity of this segment of the portfolio is
3.5 years.

--------------------------------------------------------------------------------
                                                                             51.

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

C. Excluding those holdings of securities portfolio in U.S. Treasury securities and other agencies and corporations of the U.S. government, there were no investments in securities of any one issuer which exceeded 10% of Trumbull's shareholder's equity at September 30, 1997.



III.      Loan Portfolio

A. Listed below is Trumbull's loan distribution at the end of each of the last five years ending September 30,


                                  1997           1996          1995           1994           1993
Residential Real Estate        $196,133,432   $157,485,914  $147,472,355   $118,189,384   $114,662,066
Commercial Real Estate            8,892,022      9,696,177    10,689,222     11,061,659     10,510,693
Real Estate Construction          2,919,543      1,684,254       905,560      1,208,400         62,000
Consumer                         55,054,295     52,786,692    40,919,638     31,179,005     25,269,976
Loans held-for-sale                 918,493         25,800       801,440        917,850      4,092,800
                             --------------------------------------------------------------------------
                                263,917,785    221,678,837   200,788,215    162,556,298    154,597,535
                             --------------------------------------------------------------------------

Undistributed portion of          (821,132)    (1,312,348)     (587,073)    (1,973,560)    (1,398,607)
loans in process
Net deferred loan                 1,143,600        974,286       723,483        285,965      (138,339)
origination costs
Allowance for loan losses       (1,459,408)    (1,506,000)   (1,587,000)    (1,567,000)    (1,522,744)

Balance September 30,          $262,780,845   $219,834,775  $199,337,625   $159,301,703   $151,537,845
                             ==========================================================================

--------------------------------------------------------------------------------

                                                                             52.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

C.        Risk Elements

1. Nonaccrual, past due and restructured loans - The following schedule summarizes nonaccrual, pastdue and restructured loans at September 30,:



                                       1997              1996             1995             1994             1993

Non-accrual Loans                        1,103,689          221,119           733,079         474,499          497,000
Accrual loans past due 90 days              52,640           55,924           131,425          13,022          109,000
Restructured Loans                               0                0                 0               0                0

                                 --------------------------------------------------------------------------------------
                                        $1,156,329         $277,043          $864,504        $487,521         $606,000
                                 --------------------------------------------------------------------------------------
Percentage of loans at year end              0.44%            0.13%             0.43%           0.30%            0.40%
Real Estate Owned                               $0               $0                $0         $49,000          $50,000

2. Potential problem loans - At September 30, 1997, there are approximately $2,020,991 of loans not otherwise identified above which are included on management's watch list. These loans were included on management's watch list due to the fact that the loans have a loan to value ratio greater than or equal to 80% and do not carry any private mortgage insurance. There were no loans included on management's watch list due to doubt as to the borrower's ability to comply with the present repayment terms which were not identified above. These loans and their potential loss exposure have been considered in Management's analysis of the adequacy of the allowance for loan losses.

3. Foreign Outstandings - There were no foreign outstandings at September 30, 1997, 1996 or 1995.

4. Loan Concentrations - As of September 30, 1997, there are no concentrations of loans greater than 10% of total loans which are not otherwise disclosed as a category of loans to Item III A.

5. Other Interest Bearing Assets - As of September 30, 1997, there are no other interest bearing assets that would be required to be disclosed under
     Item III C 1. or 2. if such assets were loans.

--------------------------------------------------------------------------------

                                                                             53.

--------------------------------------------------------------------------------
           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

IV.  Summary of Loan Loss Experience
     The following schedule present an analysis of the allowance for loan losses for the years ended September 30,



                                    1997          1996          1995        1994         1993

Balance at October 1,              $1,506,000    $1,587,000   $1,567,000  $1,522,744   $1,461,586
Charge-offs:
      Residential Real Estate          11,535        54,947       21,254      67,148      141,565
      Commercial Real Estate
      Consumer                        246,750       362,219      248,934     203,810      203,803
                                ------------------------------------------------------------------
                                      258,285       417,166      270,188     270,958      345,368
Recoveries:
      Residential Real Estate             433        46,027       18,010      44,035      118,515
      Commercial Real Estate
      Consumer                         70,518       230,129      212,517     210,704      216,011
                                ------------------------------------------------------------------
                                       70,951       276,156      230,527     254,739      334,526
Net charge-offs
      Residential Real Estate          11,102         8,920        3,244      23,113       23,050
      Commercial Real Estate                0             0            0           0            0
      Consumer                        176,232       132,090       36,417     (6,894)     (12,208)
                                ------------------------------------------------------------------
                                      187,334       141,010       39,661      16,219       10,842

Additions:
      Charges to operations           140,742        60,010       59,661      60,475       72,000

                                ==================================================================
Balance at September 30,           $1,459,408    $1,506,000   $1,587,000  $1,567,000   $1,522,744
                                ==================================================================


Reserve for loan losses as
  a percentage of year end
  loans                                 0.55%         0.68%        0.79%       0.96%        0.98%
Reserve for loan losses as
  a percentage of
  non-performing assets                29.69%        27.49%       51.16%      70.13%       45.85%

--------------------------------------------------------------------------------

                                                                           54.

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

B. The following schedule is a breakdown of the allowance for loan losses allocated by type of loan and related ratios:

                                 September 30, 1997               September 30, 1996               September 30, 1995
                                               Percent of                       Percent of                       Percent of
                                               Loans in                         Loans in                         Loans in
                                Allowance      Each Category     Allowance      Each Category     Allowance      Each Category
(Dollars in thousands)          amount         to Total Loans    amount         to Total Loans    amount         to Total Loans

Residential Real Estate                   $483            75.80%           $589            71.80%           $552           74.30%
Commercial Real Estate                                     3.40%                            4.40%                           5.30%
                                           247                              194                              214
Consumer                                                  20.80%                           23.80%                          20.40%
                                           730                              723                              821
                                --------------------------------------------------------------------------------------------------
                                        $1,460           100.00%         $1,506           100.00%         $1,587          100.00%
                                ==================================================================================================


                                 September 30, 1994               September 30, 1993
                                               Percent of                       Percent of
                                               Loans in                         Loans in
                                Allowance      Each Category     Allowance      Each Category
                                amount         to Total Loans    amount         to Total Loans

                                          $461            74.00%           $445            76.90%
                                                           6.80%                            6.80%
                                           285                              300
                                                          19.20%                           16.30%
                                           821                              778
                                ------------------------------------------------------------------
                                        $1,567           100.00%         $1,523           100.00%
                                ==================================================================

--------------------------------------------------------------------------------
                                                                             55.

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

V.       Deposits

         The following is a schedule of average deposit amounts and average rates paid on each category for the periods included:



                           September 30, 1997       September 30, 1996        September 30, 1995

(Dollars in thousands)
                                     Amount    Rate           Amount     Rate           Amount    Rate
Noninterest bearing
  Demand deposits                                             $8,954                    $6,120
                                    $10,151
                                          -
Interest bearing
  Demand deposits                    24,516   1.55%           22,267    1.76%           20,279   2.15%

Savings deposits                    105,732   2.64%          110,775    2.66%          119,572   2.83%

Time deposits                       231,174   5.55%          235,766    5.55%          234,176   5.13%
                           -----------------        -----------------         -----------------
                                   $371,573                 $377,762                  $380,147
                           =================        =================         =================

--------------------------------------------------------------------------------
                                                                             56.

--------------------------------------------------------------------------------

           TRUMBULL FINANCIAL CORPORATION MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
VI.      Return on Equity and Assets

         Information required by this section is included on page 29.


VII.      Short-term borrowings

The following is a schedule of short-term deposits for the periods indicated:



                                                   September 30, 1997     September 30, 1996      September 30, 1995

(Dollars in thousands)


Balance at year ended:                                      $ 19,800                       -               $ 14,187

Average balance during the year                             $ 18,415                $  8,436               $ 30,091

Maximum month-end balance during year                       $ 19,800               $  23,887               $ 58,043

Average interest rate during the year                          5.32%                   5.32%                  5.66%

Average interest rate at period end                            5.22%                   0.00%                  5.81%

--------------------------------------------------------------------------------

                                                                             57.